UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 16, 2012
 Progress Software Corporation
(Exact name of registrant as specified in its charter)

Commission file number: 0-19417

Massachusetts	04-2746201
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)
14 Oak Park
Bedford, Massachusetts 01730
(Address of principal executive offices, including zip code)
(781) 280-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 16, 2012, Progress Software Corporation (“PSC”) issued a press release announcing that Melissa Cruz had been appointed Senior Vice President, Finance & Administration and Chief Financial Officer of PSC effective as of that date.  Upon Ms. Cruz's appointment, Jay H. Bhatt, PSC's President and Chief Executive Officer, relinquished the responsibilities of Chief Financial Officer that he had assumed in March 2012.  A copy of the press release is filed herewith as Exhibit 99.1.

Prior to her joining PSC, Ms. Cruz, age 50, was Executive Vice President and Chief Financial Officer of Picis, Inc., a privately-held provider of healthcare software solutions, from January 2007 until August 2010, when Picis, Inc. was acquired by UnitedHealth Group. Ms. Cruz remained with UnitedHealth Group following the acquisition as Chief Financial Officer of its Picis business unit until July 2011. Prior to that time, from September 2005 until January 2007, Ms. Cruz was Senior Vice President and Chief Financial Officer at BladeLogic, Inc., a privately-held company specializing in datacenter automation. Prior to that time, from April 2000 until June 2005, Ms. Cruz was Executive Vice President, Business Services and Chief Financial Officer at Concord Communications, Inc., a publicly-traded provider of network security software, with whom she was employed in various finance positions since August 1997. Concord Communications, Inc. was acquired by Computer Associates International, Inc. in June 2005.

In connection with her employment with PSC, as of July 10, 2012, PSC and Ms. Cruz entered into an employment letter setting forth Ms. Cruz's compensation and certain other employment terms that became effective upon the commencement of her employment. Pursuant to this employment letter, Ms. Cruz will be paid a base salary of $375,000 per year and she will be eligible to participate in our corporate bonus program at an aggregate annual target rate of $275,000. This employment letter also provides that Ms. Cruz is to receive a new hire equity award of 115,000 restricted stock units.

On July 16, 2012, upon her commencement of employment, the restricted stock units comprising Ms. Cruz's new hire equity award were issued. Ms. Cruz's restricted stock units vest semiannually over three years, subject to continued employment, with the first vesting to occur on April 1, 2013.

Ms. Cruz's employment letter also provides that in the event that her employment is terminated by PSC other than for cause, she will be eligible to receive: (a) the payment of severance of twelve (12) months of total target cash compensation as of the date of termination, and (b) the continuation, for a period of twelve (12) months, of benefits that are substantially equivalent to the benefits (medical, dental, vision and life insurance) that were in effect immediately prior to termination. Receipt of this severance payment and benefits is subject to the execution of PSC's standard form of separation and release agreement, which will include a non-competition clause. The involuntary termination of Ms. Cruz's employment within twelve months following a change in control would be governed by the Employee Retention and Motivation Agreement described below and not by her employment letter as described within this paragraph.

Pursuant to the terms of Ms. Cruz's employment letter, PSC has also agreed to enter into an Employee Retention and Motivation Agreement (“ERMA”), with Ms. Cruz that provides certain compensation and benefits if her employment is involuntarily terminated following twelve months of a change in control of PSC. The terms of this ERMA, which are described below, would be identical to substantially all of the ERMAs we have entered into with our other executive officers and certain other employees.

Under the ERMA, upon a change in control of PSC, Ms. Cruz's annual cash bonus award would be fixed and guaranteed at her target level. This bonus would be pro-rated with respect to the elapsed part of the relevant fiscal year, and paid immediately at the time of the change in control. In addition, upon a change in control, all outstanding unvested options and restricted equity held by Ms. Cruz would fully accelerate, unless the acquirer assumes all such options and restricted equity. Upon involuntary termination of Ms. Cruz's employment within twelve months following a change of control, all remaining outstanding options and restricted equity held by Ms. Cruz would automatically become vested, Ms. Cruz would be entitled to receive a lump sum payment equal to fifteen months of her total target compensation, and her benefits would continue for fifteen months.

In the event that any amounts provided for under her ERMA or otherwise payable to Ms. Cruz would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and be subject to the related excise tax, Ms. Cruz would be entitled to receive either full payment of the benefits under the agreement or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greatest amount of after-tax benefits to Ms. Cruz. The ERMA does not require PSC to provide any tax gross-up payments.

The preceding description of Ms. Cruz's employment letter and ERMA is qualified in its entirety by reference to the full text of the employment letter filed as Exhibit 10.1 to this Form 8-K, and to the form of ERMA previously filed as Exhibit 10.1 to the Form 8-K filed by PSC on January 6, 2009, respectively, and incorporated herein by reference.

Except as described above, there are no arrangements or understandings between Ms. Cruz and any other person pursuant to which she was appointed to her new position. There are no family relationships between Ms. Cruz and any of PSC's directors or executive officers, nor is PSC aware, after inquiry of Ms. Cruz, of any related-person transaction or series of transactions required to be disclosed under the rules of the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Employment Letter, dated as of July 16, 2012, by and between Progress Software Corporation and Melissa Cruz
10.2	Form of Executive Retention and Motivation Agreement (incorporated herein by reference to Exhibit 10.1 of the Current Report on Form 8-K filed by Progress Software Corporation on January 6, 2009)
99.1	Press release issued by Progress Software Corporation, dated July 16, 2012

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 20, 2012	Progress Software Corporation

		By:	/s/ Craig Newfield
Craig Newfield
Senior Vice President, General Counsel